Exhibit 99.2

Second Quarter 2018 Financial Review and Analysis (preliminary, unaudited)

Safe Harbor Statement Certain statements contained in this document are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but are not limited to, risks and uncertainties relating to the following: fluctuations in demand affecting sales to customers; worldwide and local economic conditions; changes in political conditions; changes in governmental laws and regulations; fluctuations in foreign currency exchange rates and other risks associated with foreign operations, including in emerging markets; the financial condition and inventory strategies of customers; changes in customer preferences; fluctuations in cost and availability of raw materials; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; the impact of competitive products and pricing; loss of significant contracts or customers; collection of receivables from customers; selling prices; business mix shift; execution and integration of acquisitions; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; amounts of future dividends and share repurchases; customer and supplier concentrations; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems, including cyber-attacks or other intrusions to network security; successful installation of new or upgraded information technology systems; data security breaches; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest and tax rates; changes in tax laws and regulations, including the Tax Cuts and Jobs Act, and uncertainties associated with interpretations of such laws and regulations; outcome of tax audits; fluctuations in pension, insurance, and employee benefit costs, including risks related to the planned termination of our U.S. pension plan; the impact of legal and regulatory proceedings, including with respect to environmental, health and safety; protection and infringement of intellectual property; the impact of epidemiological events on the economy and our customers and suppliers; acts of war, terrorism, and natural disasters; and other factors. We believe that the most significant risk factors that could affect our financial performance in the near-term include: (1) the impacts of global economic conditions and political uncertainty on underlying demand for our products and foreign currency fluctuations; (2) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume; (3) competitors' actions, including pricing, expansion in key markets, and product offerings; and (4) the execution and integration of acquisitions. For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our 2017 Form 10-K, filed with the Securities and Exchange Commission on February 21, 2018, and subsequent quarterly reports on Form 10-Q. The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

Use of Non-GAAP Financial Measures This presentation contains certain non-GAAP financial measures as defined by SEC rules.  We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures.  These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures.  These non-GAAP financial measures are intended to supplement presentation of our financial results that are prepared in accordance with GAAP.  Based upon feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are useful to their assessment of our performance and operating trends, as well as liquidity. In accordance with Regulations G and S-K, reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, including limitations associated with these non-GAAP financial measures, are provided in the financial schedules accompanying the earnings news release for the quarter (see Attachments A-4 through  A-8 to news release dated July 24, 2018). Our non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions.  The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period.  By excluding the accounting effects, both positive or negative, of certain items (e.g., restructuring charges, legal settlements, certain effects of strategic transactions and related costs, losses from debt extinguishments, gains and losses from curtailment and settlement of pension obligations, gains or losses on sales of certain assets, and other items), we believe that we are providing meaningful supplemental information that facilitates an understanding of our core operating results and liquidity measures.  These non-GAAP financial measures are used internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for a single period. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing.  We use the following non-GAAP financial measures in this presentation:• Sales change ex. currency refers  to the increase or decrease in sales excluding the estimated impact of foreign currency translation. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.  • Organic sales change refers to the increase or decrease in sales excluding the estimated impact of foreign currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year.   We believe that sales change ex. currency and organic sales change assist investors in evaluating the sales growth from the ongoing activities of our businesses and provide greater ability to evaluate our results from period to period. • Adjusted operating income refers to income before taxes, interest expense, other non-operating expense, and other expense, net. • Adjusted operating margin refers to adjusted operating income as a percentage of sales.  • Adjusted tax rate refers to the projected full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact the GAAP tax rate, such as updates to the year-end 2017 TCJA provisional amount, as well as additional items which could include other impacts related to the planned U.S. pension plan termination and the effects of certain potential tax planning actions.• Adjusted net income refers to income before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items.• Adjusted net income per common share, assuming dilution (adjusted EPS) refers to adjusted net income divided by weighted average number of common shares outstanding, assuming dilution. We believe that adjusted operating margin, adjusted net income, and adjusted EPS assist investors in understanding our core operating trends and comparing our results with those of our competitors.  • Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments and proceeds from insurance.  Free cash flow will also be adjusted for the cash contributions and cash tax effects of the planned termination of our U.S. pension plan. We believe that free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions.

Second Quarter Review Reported EPS of $1.07; Adj. EPS (non-GAAP) of $1.66, up 27% driven primarily by strong operating results and currency translation Reported sales increased 14%; sales change ex. currency (non-GAAP) of 10% Organic sales change (non-GAAP) of 7.5%, beating our expectations following a softer Q1 Reported operating margin down 200 bps, reflecting charges associated with previously announced restructuring plan Adjusted operating margin (non-GAAP) improved 30 bps as the benefit of higher volume was partially offset by higher employee-related costs and investments for growth LGM delivered a strong quarter; sales growth above our expectations, with continued strong margin RBIS beat sales expectations, with strong growth in both RFID and the base; margin up significantly IHM posted solid organic growth in industrial categories; margin down vs. P/Y, up sequentially, as expected FY18 Reported EPS guidance midpoint reduced by $0.33, driven by ~$0.60 estimated impact of recently announced termination of U.S. pension plan Raised FY18 guidance midpoint for Adj. EPS by $0.08

Sales Trend Analysis * Totals may not sum due to rounding. 2Q17 3Q17 4Q17 1Q18 2Q18 Reported Sales Change 5.5% 11.3% 11.9% 13.0% 14.0% Organic Sales Change 2.9% 5.3% 4.7% 3.4% 7.5% Acquisitions 3.7% 4.7% 4.4% 3.3% 2.5% Sales Change Ex. Currency* 6.7% 10.0% 9.1% 6.8% 10.0% Currency Translation (1.1)% 1.3% 2.8% 6.2% 4.0% Reported Sales Change* 5.5% 11.3% 11.9% 13.0% 14.0%

Second Quarter Sales and Margin Analysis 2Q18 Reported Ex. Currency Organic Sales Change: Label and Graphic Materials 11.9% 7.3% 7.3% Retail Branding and Information Solutions 11.1% 9.5% 9.5% Industrial and Healthcare Materials 40.0% 35.3% 3.1% Total Company 14.0% 10.0% 7.5% Reported Adjusted (Non-GAAP) 2Q18 2Q17 2Q18 2Q17 Operating Margin: Label and Graphic Materials 9.2% 13.5% 13.8% 13.9% Retail Branding and Information Solutions 10.9% 7.9% 11.2% 8.6% Industrial and Healthcare Materials 9.2% 9.1% 9.3% 11.0% Total Company 8.5% 10.5% 11.5% 11.2%

LABEL AND GRAPHIC MATERIALS Reported sales of $1.26 bil., up 11.9% Sales up 7.3% on organic basis Both Label and Packaging Materials and combined Graphics and Reflective Solutions up high-single digits on organic basis Reported operating margin decreased 430 basis points to 9.2% reflecting the impact of previously announced restructuring plan Adjusted operating margin decreased 10 basis points to 13.8% as the benefit from higher volume/mix was more than offset by higher employee-related costs and the net impact of pricing and raw material costs, excluding the effects of currency RETAIL BRANDING AND INFORMATION SOLUTIONS Reported sales of $417 mil., up 11.1% Sales up 9.5% on organic basis, driven by strength in both RFID and the base business Reported operating margin increased 300 basis points to 10.9% as the benefits from higher volume, productivity, and reduced amortization expense were partially offset by higher employee-related costs and investments Adjusted operating margin increased 260 basis points to 11.2% Second Quarter Segment Overview

INDUSTRIAL AND HEALTHCARE MATERIALS Reported sales of $180 mil., up 40.0% Sales up 35.3% ex. currency; up 3.1% on organic basis Industrial categories up ~50% ex-currency; up mid-single digits on organic basis Healthcare categories up low-single digits on organic basis Reported operating margin increased 10 basis points to 9.2%, as a decline in adjusted operating margin was more than offset by the lack of M&A transaction costs incurred in the prior year Adjusted operating margin declined 170 basis points to 9.3%, reflecting acquisition effects and the net impact of pricing and raw material costs, partially offset by the benefit of organic volume growth Second Quarter Segment Overview (cont.)

2018 EPS Guidance

	Previous	Updated
Reported EPS	$4.90 – $5.10	$4.50 – $4.85
Add Back:		
Est. restructuring costs, pension settlement charges, and other items	~$0.95	$1.25 – $1.45
Adjusted EPS (non-GAAP)	$5.85 – $6.05	$5.95 – $6.10

Contributing Factors to 2018 Results

- Reported sales growth of ~8.5% (previously ~9.5%), including 2 pts. from currency translation (previously 4 pts.)
  - Sales change ex. currency of ~6.5% (previously ~5.5%)
  - Organic sales change of 5.0% to 5.5% (previously ~4.0%)
- Currency translation tailwind to operating income of ~$18 mil., assuming recent rates (previously ~$35 mil.)
- Incremental savings of $25 mil. to $30 mil. from restructuring actions, net of transition costs
- Tax rate in the mid-twenty percent range
- Fixed and IT capital spending of $250 mil. to $270 mil.
- Average shares outstanding (assuming dilution) of ~89 mil. (previously 89 mil. to 90 mil.)
- The net effect of non-cash charges and tax impact related to the recently announced planned termination of the U.S. pension plan is expected to reduce reported EPS by $0.50 to $0.70

9 Second Quarter 2018 Financial Review and Analysis July 24, 2018 AVERY DENNISON

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